Exhibit 99.1

PRESS RELEASE

DICK'S Sporting Goods Updates 2017 Financial Targets

•	Anticipates 3-year diluted EPS CAGR of approximately 12% to 16% and 3-year sales CAGR of approximately 8% to 10%

•	Outlines measured pace of new store openings to capture market share and drive sustainable, profitable growth and value to shareholders

•	Reaffirms commitment to return capital to shareholders through both share repurchases and quarterly dividends

•	Reiterates first quarter and full year 2015 guidance

PITTSBURGH, April 14, 2015 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today will update its long-term plan and key strategies to increase sales, operating profit and shareholder value.

During its Analyst Meeting at 10:00 am ET today, the Company will update its fiscal 2017 sales target to $8.7 to 9.0 billion, representing a 3-year compounded annual growth rate (CAGR) of approximately 8% to 10% from fiscal 2014 sales of $6.8 billion. The Company continues to be focused on driving profitable growth and plans to expand its operating margin by approximately 80 to 130 basis points to 9.0% to 9.5% in fiscal 2017, from non-GAAP operating margin of 8.2% in fiscal 2014, through both the expansion of gross margin and SG&A expense leverage. As a result of this profitable growth and its commitment to returning capital to shareholders, the Company anticipates diluted earnings per share to grow at a CAGR of 12% to 16% through fiscal 2017.

DICK'S Sporting Goods Omni-Channel Growth Drivers

The Company sees significant opportunity to increase market share in the U.S. through growing its DICK'S Sporting Goods store base in new and underpenetrated markets and increasing its eCommerce sales. Stores continue to be a very profitable growth vehicle that deliver strong new store productivity, accelerate eCommerce growth, build brand equity and customer loyalty, and reinforce the strength of the Company's vendor partnerships.

The Company is taking a measured approach to growing its store count and anticipates growing its DICK'S Sporting Goods store base to approximately 735 to 750 stores by the end of fiscal 2017, an increase of approximately 135 to 150 stores from the 603 stores at the end of fiscal 2014. The Company plans to grow eCommerce sales to approximately $1.0 to 1.2 billion in fiscal 2017, from $628 million in fiscal 2014.

eCommerce

The Company plans to have the DICK'S Sporting Goods eCommerce site on its own platform in January 2017. The Company's GolfGalaxy.com site successfully launched on its new eCommerce platform in March 2015 and a transactional Field & Stream site is planned to go-live in Fall 2015. The Company believes the investments in its eCommerce platform are critical to growing the business and increasing profitability.

Specialty Concepts

The Company continues to grow its Field & Stream concept, capitalizing on its heritage in this category and the fragmented nature of the core outdoor market. These stores bring a differentiated experience to the market, focusing on authentic national brands, shop-in-shops and specialty store-level services.

The Company plans to open approximately nine stores in 2015 and approximately five to eight additional stores in both 2016 and 2017. This will bring the Field & Stream store count to approximately 30 to 35 stores by the end of 2017.

The Company reiterated its commitment to Golf Galaxy given the strategic benefits it sees from the chain. Golf Galaxy gives the Company access to premium golf brands, insights into the enthusiast golfer and provides scale with vendors.

Capital Allocation Strategy

DICK'S Sporting Goods also reaffirmed its capital allocation strategy to provide returns to shareholders through investing in the business, repurchasing shares and paying dividends.

To drive the growth of the business the Company expects to invest approximately $850 million in net capital expenditures over the next three years, primarily in new stores, store remodels and eCommerce. With its $1 billion 5-year share repurchase authorization, the Company targets share repurchases of $100 to 200 million annually. The Company is also committed to quarterly dividends.

"We continue to be excited about the profitable long-term growth opportunities of our business," said Edward W. Stack, Chairman and CEO. "We are operating in an attractive space in which we continue to gain market share and believe there is significant runway ahead. We remain intensely focused on driving shareholder value over the next three years by investing in the long-term growth of the business, repurchasing shares and paying quarterly dividends."

Reaffirms 2015 Outlook

The Company also reaffirmed the first quarter and full year 2015 outlook provided in its fourth quarter 2014 earnings press release dated March 3, 2015. The Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.49 to 0.53 in the first quarter of 2015. Consolidated same store sales are currently expected to be approximately flat to an increase of 2% in the first quarter of 2015.

For fiscal 2015, the Company anticipates reporting consolidated earnings per diluted share of approximately $3.10 to 3.20. The Company's earnings per share guidance includes the expectation of approximately $100 to 200 million of share repurchases in 2015. Consolidated same store sales are currently expected to increase 1 to 3% in fiscal 2015.

Webcast Information

As previously announced, the Company will webcast its Analyst Meeting today. The meeting will include presentations by senior management, beginning at 10:00 am Eastern Time and ending at approximately 12:00 pm Eastern Time. The presentation can be accessed live on the DICK’S Sporting Goods Investor Relations website at investors.DICKS.com.

An archived replay of the webcast of the event will be available for approximately 30 days on the DICK'S Sporting Goods Investor Relations website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or other words with similar meanings. Forward-looking statements include statements regarding, among other things, our expectations for future performance, sales targets and growth rate, earnings per share growth rate, new store openings, margin targets and improvement in margins, performance of our eCommerce business, performance of our Field & Stream and Golf Galaxy businesses, capital expenditures, share repurchases and dividends.

The following factors, among others, in some cases have affected and, in the future, could affect our financial performance and actual results, and could cause actual results for fiscal years 2015, 2016, 2017 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: Changes in consumer discretionary spending; competition in the sporting goods industry; changes in consumer demand or shopping patterns; limitations on the availability of attractive retail store sites; omni-channel growth and our development of an eCommerce platform; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; disruptions with our eCommerce service provider or our information systems; access to adequate capital; changing laws and regulations affecting our business including the regulation of consumer products, firearms and ammunition; factors affecting our vendors, including supply chain and currency risks; litigation risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; protection of our intellectual property; disruption at our distribution facilities; disruptions of our information systems; developments with sports leagues, professional athletes or sports superstars; weather and seasonality of our business; regional risks; risks associated with strategic investments or acquisitions; risks associated with being a controlled company; our anti-takeover provisions; our current intention to issue quarterly cash dividends; and our share repurchase activity, if any.

Known and unknown risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended January 31, 2015, as filed with the Securities and Exchange Commission ("SEC") on March 27, 2015, and in other reports filed with the SEC. In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict or assess the impact of all such risk factors. Forward-looking statements included in this release are made as of the date of this release. We do not assume any obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by securities laws.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of January 31, 2015, the Company operated more than 600 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear. Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream and True Runner specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. DICK'S Sporting Goods, Inc. news releases are available at investors.DICKS.com. The Company's website is not part of this press release.

Contacts:
Investor Relations:
Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Scott W. McKinney, Director of Investor Relations
(724) 273-3400 or investors@dcsg.com

Media Relations:
(724) 273-5552 or press@dcsg.com

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Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company believes that certain non-GAAP financial information provides users of the Company's financial information with additional useful information in evaluating operating performance between reporting periods. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2014
	52 Weeks Ended January 31, 2015

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$6,814,479	$—	$—	$6,814,479
Cost of goods sold, including occupancy and distribution costs	4,727,813	—	(2,405)	4,725,408

GROSS PROFIT	2,086,666	—	2,405	2,089,071

Selling, general and administrative expenses	1,502,089	14,428	(17,960)	1,498,557
Pre-opening expenses	30,518	—	—	30,518

INCOME FROM OPERATIONS	554,059	(14,428)	20,365	559,996

Interest expense	3,215	—	—	3,215
Other income	(5,170)	—	—	(5,170)

INCOME BEFORE INCOME TAXES	556,014	(14,428)	20,365	561,951

Provision for income taxes	211,816	(5,771)	8,146	214,191

NET INCOME	$344,198	$(8,657)	$12,219	$347,760

EARNINGS PER COMMON SHARE:
Basic	$2.89			$2.92
Diluted	$2.84			$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,244			119,244
Diluted	121,238			121,238

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.